UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
June 5, 2009 (June 5, 2009)
Date of report (Date of earliest event reported)
ALLEGHENY ENERGY, INC.
(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

800 Cabin Hill Drive
Greensburg, Pennsylvania	15601-1689
(Address of principal executive of offices)	(Zip code)
Registrant’s telephone number, including area code: (724) 837-3000
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure
     On June 5, 2009, the Pennsylvania Public Utility Commission approved the results of an auction (the “June 2009 Auction”) conducted by West Penn Power Company, a subsidiary of Allegheny Energy, Inc. (“AYE”), to purchase a portion of the power required to serve its customers in Pennsylvania for 2011 and beyond. A copy of AYE’s press release announcing the results of the June 2009 Auction is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
     West Penn awarded ten 17-month contracts and three 29-month contracts, all of which begin on January 1, 2011. These contracts represent approximately 5.3 million megawatt-hours (“MWh”) of generation supply. Additional information regarding contracts awarded in the auction is set forth below.

		Small and Medium
	Residential	Non-Residential
Number of contracts awarded	11	2

Average weighted retail generation price ($ per MWh; estimates)	$71.64	$75.40

Amounts included in prices shown above ($ per MWh; estimates):
Gross receipts taxes and line losses	$9.01	$9.47
Capacity (excludes shaping)	$4.61	$5.37
Energy and all other components	$58.02	$60.56
     Allegheny Energy Supply Company, LLC (“Allegheny Supply”), a wholly-owned subsidiary of AYE, was awarded two non-residential contracts to deliver a total of approximately 700,000 MWh over a 17-month period beginning January 1, 2011. AYE estimates that the contracts won by Allegheny Supply in this auction will result in an increased energy margin of approximately $16 per MWh (pre-tax) for 2011 compared to 2010. This $16 per MWh increase in energy margin (which excludes gross receipts taxes, line losses and capacity) reflects certain other adjustments to both the June 2009 auction results and the 2010 Pennsylvania generation rate of approximately $52.50 per MWh.
     AYE estimates that at the time bids were submitted for this auction, the round-the-clock, energy-only price at the PJM Western Hub was approximately $57 per MWh for the 17-month period beginning January 1, 2011, as compared to approximately $55 per MWh at the time bids were submitted for West Penn Power’s April 2009 auction.
     The foregoing discussion includes forward-looking statements that involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations.
     The information contained in Item 7.01 of this Current Report on Form 8-K (including the press release) is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information contained in Item 7.01 of this Current Report on Form 8-K (including the press release) shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in any such filing.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.
Dated: June 5, 2009	By:	/s/ Paul J. Evanson
	Name:	Paul J. Evanson
	Title:	Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by Allegheny Energy, Inc.